Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the incorporation by reference in the Statement of Additional Information of our report dated August 19, 2016, on the June 30, 2016 financial statements and financial highlights of Principal Exchange-Traded Funds, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 43 to the Registration Statement under the Securities Act of 1933 (No. 333-201935).

/s/ Ernst & Young LLP
Minneapolis, Minnesota
July 6, 2017